EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-09251) of Bacou USA, Inc. of our report dated June 17, 1997, relating to the consolidated financial statements of Comasec Holdings, Inc., and subsidiary which appears in the Current Report on Form 8-K/A of Bacou USA, Inc. dated August 14, 1997.

/s/Price Waterhouse LLP
-----------------------
Price Waterhouse LLP


Costa Mesa, California
August 13, 1997

Comasec Holdings, Inc.
and subsidiary

Report and Consolidated Financial Statements
December 31, 1996